EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-64693 and 333-75581) and Form S-8 (Nos. 333-88592, 333-94306, 333-02378, 333-28405, 333-67031, 333-76923, 333-84687, 333-95721, 333-56498, and 333-61022) of Legato Systems, Inc of our report dated February 4, 2003, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

February 28, 2003